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                                                                EXHIBIT 12.4

                          WEST TEXAS UTILITIES COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)

Operating Income                                                    $47,667

Adjustments:
  Income taxes                                                        5,376
  Provision for deferred income taxes                                 9,220
  Deferred investment tax credits                                    (1,321)
  Other income and deductions                                           443
  Allowance for borrowed and equity funds
    used during construction                                          1,210
                                                                  ---------

        Earnings                                                    $62,595
                                                                  =========

Fixed Charges:
  Interest on long-term debt                                        $20,754
  Interest on short-term debt and other                               4,964
                                                                  ---------

        Fixed Charges                                               $25,718
                                                                  =========

Ratio of Earnings to Fixed Charges                                     2.43
                                                                  =========